Exhibit 3.144

RESTATED CERTIFICATE OF INCORPORATION OF
NEXTEL WEST CORP.

Nextel West Corp., a Delaware corporation (“NWC”), originally incorporated on May 15, 1989 under the name of Cencall. Inc., hereby restates its Certificate of Incorporation. This Restated Certificate of Incorporation has been adopted by the Board of Directors of NWC pursuant to the provisions of Section 245 of the General Corporation Law of the State of Delaware without a vote of the sole stockholder and only restates and integrates and does not further amend NWC’s Certificate of Incorporation as heretofore amend or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

FIRST: The name of the corporation (the “Corporation”) is NEXTEL WEST CORP.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in the city of Wilmington, County of New Castle, Delaware.

The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, par value of $0.001 per share. The amount of the authorized stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote or consent of the holders of a majority of the stock of the Corporation entitled to vote.

FIFTH: Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation. Any director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled. to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

SIXTH: To the full extent permitted by the General Corporation Law of the State of Delaware of any other applicable Laws presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. Any repeal or modification of the Article Sixth shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

SEVENTH: Each person who is or was or bad agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article Seventh. Any repeal or modification of this Article Seventh shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

EIGHTH: In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by the General Corporation Law of the State of Delaware or other statutes or laws of the State of Delaware, the Board of Directors is expressly authorized to make, alter, amend or repeal the by-laws of the Corporation, without any action on the part of the stockholders, but the stockholders may make additional by-laws and may alter, amend or repeal any by-law whether adopted by them or otherwise. The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time inforce may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

IN WITNESS WHEREOF, Thomas J. Sidman, a Vice President of the Nextel West Corp., does hereby execute this Restated Certificate of Incorporation this 24th day of February, 1999.

/s/ Thomas J. Sidman
Thomas J. Sidman, Vice President

CERTIFICATE OF MERGER
OF
SAFETY NET, INC.
INTO
NEXTEL WEST CORP.

Safety Net, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY THAT:

FIRST: The names and states of incorporation of each of the constituent corporations of the merger are as follows:

Safety Net, Inc.	Delaware
Nextel West Corp.	Delaware

SECOND, An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed an acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware. The Agreement and Plan of Merger is attached hereto as Exhibit A. The sole stockholder of each of the constituent corporations has approved the merger.

THIRD, The name of the surviving corporation of the merger is Nextel West Corp., a Delaware corporation.

FOURTH, The Restated Certificate of Incorporation of Nextel West Corp., as the surviving corporation, will not be affected by the merger.

FIFTH, The executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business is:

Nextel Corp.
1130 Lake Cook Road – Suite #305
Buffalo Grove, Illinois 60089

SIXTH, A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH, This Certificate of Merger shall be effective at 11:59:59 p.m. on Friday, December 31, 1999.

Dated:	December 21, 1999	SAFETY NET, INC.

Attest:	/s/ Christie A. Hill	/s/ Thomas J. Sidman
	Christie A. Hill Secretary	Thomas J. Sidman President

Exhibit A

AGREEMENT AND PLAN OF-MERGER

This Agreement and Plan of Merger (the “Agreement”), dated as of December 20, 1999, is by and between Safety Net, Inc., a Delaware corporation (“Target”), and Nextel West Corp., a Delaware corporation (“Survivor”).

WHEREAS, the Board of Directors and the sole stockholder of each of Survivor and Target have determined that it is advisable and in the best interests of their respective companies and stockholders that they merge pursuant to Section 251 of the General Corporation Law of the State of Delaware (“DGCL”) upon the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, Survivor and Target agree as follows:

1.
The Merger. At the Effective Date (as defined in Section 8 below), Target shall merge with and into Survivor in accordance with the DGCL (the “Merger”) and Survivor shall be the surviving corporation of the Merger. The identity, existence, rights, privileges, powers, franchises, properties and assets of Survivor shall continue unaffected and unimpaired by the Merger. As of the Effective Date, the identity and separate existence of Target shall cease, and all of the rights, privileges, powers, franchises, properties and assets of Target shall be vested in Survivor.

2.	Address. The street address of the principal office of Survivor shall be Nextel West Corp., 1130 Lake Cook Road, Suite #305, Buffalo Grove, IL 60089.

3.	Corporate Resources. The corporate purposes of Survivor shall be the corporate purposes of Survivor as in effect immediately prior to the Effective Date.

4.
Authorized Stock. The total number of shares and the par value of each class of stock which Survivor is authorized to issue shall be the total number of shares and par value which Survivor is authorized to issue immediately prior to the Effective Date.

5.	Other Terms and Conditions. Certain other terms and conditions of the Merger are as follows:

(a)
Certificate of Incorporation. The Restated Certificate of Incorporation of Survivor as in effect on and immediately prior to the Effective Date shall be the Restated Certificate of Incorporation of Survivor immediately after the Effective Date until they shall be altered, amended or repealed as provided therein.

(b)
Bylaws. The Bylaws of Survivor as in effect on and immediately prior to the Effective Date shall be the Bylaws of Survivor immediately after the Effective Date until they shall be altered, amended or repealed as provided therein.

(c)
Directors and Officers. The directors and officers of Survivor on and immediately prior to the Effective Date shall continue I office until the next meeting of the stockholders of Survivor or until their successors are duly elected and qualified.

6.	Waiver of Notice. Survivor hereby waives the requirement that it be mailed a copy of the Agreement and Plan of Merger.

7.
Merger Considerations. At the Effective Date by virtue of the Merger and without any action on the part of Target or Survivor: (a) each share of Target’s authorized stock and each share of Target’s outstanding stock will be extinguished, all certificate(s) representing outstanding shares of Target’s stock will be cancelled, and no payment will be made in respect thereof; and (b) the outstanding shares of the Survivor and the certificates representing those shares will remain outstanding and will not be affected by the Merger.

8.	Effective Date. The effective date of the Merger (the “Effective Date”) shall be 11:59:59 p.m. on Friday, December 31, 1999.

9.
Termination; Amendment. Notwithstanding anything else to the contrary, this Agreement may be terminated and abandoned by the Board of Directors of either Survivor or Target at any time prior to the date of filing of any Articles of Merger of Certificate of Merger with the Secretary of State of Delaware. In the event of such termination, this Agreement shall become void and neither party shall have any obligations with respect thereto or to the Boards of Directors of Survivor and Target at any time prior to the date of filing of any Articles of Merger or Certificate of Merger with the Secretary of State of Delaware so long as the provision of the DGCL have been complied with.

10.	General. This Agreement shall be governed by the laws of the State of Delaware and may be executed in counterparts, each of which shall constitute an original.

CERTIFICATE OF MERGER
OF
CELLCALL, INC.
INTO
NEXTEL WEST CORP.

Nextel West Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY THAT:

FIRST: The names and states of incorporation of each of the constituent corporations of the merger are as follows:

CellCall, Inc.	Delaware
Nextel West Corp.	Delaware

SECOND, An Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware. The sole stockholder of each of the constituent corporations has approved the merger.

THIRD, The name of the surviving corporation of the merger is Nextel West Corp., a Delaware corporation.

FOURTH, The Restated Certificate of Incorporation of Nextel West Corp., as the surviving corporation, will not be affected by the merger.

FIFTH, The executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business is:

Nextel West Corp
1130 Lake Cook Road – Suite #305
Buffalo Grove, IL 60089

SIXTH, A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH, This Certificate of Merger shall be effective at 11:59:59 p.m. on Sunday, December 31, 2000.

Dated:	December 21, 2000	NEXTEL WEST CORP.

Attest:	/s/ Christie A. Hill	/s/ Thomas J. Sidman
	Christie A. Hill Secretary	Thomas J. Sidman President

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Nextel West Corp., a Delaware corporation , and the name of the corporation being merged into this surviving corporation is Nextel License Holdings 4, Inc., a Delaware Corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Nextel West Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 31, 2014.

SIXTH: The Agreement of Merger is on file at 6200 Sprint Parkway, Overland Park, Kansas 66251, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 16th day of December, A.D., 2014.

By:	/s/ Timothy P. O’Grady
Authorized Officer

Name:	Timothy P. O’Grady
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Title:	Vice President and Secretary

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Nextel West Corp., a Delaware corporation , and the name of the corporation being merged into this surviving corporation is Nextel License Holdings 2, Inc., a Delaware Corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Nextel West Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on December 31, 2014.

SIXTH: The Agreement of Merger is on file at 6200 Sprint Parkway, Overland Park, Kansas 66251, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 16th day of December, A.D., 2014.

By:	/s/ Timothy P. O’Grady
Authorized Officer

Name:	Timothy P. O’Grady
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Title:	Vice President and Secretary

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Nextel West Corp., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is Nextel Boost West, LLC

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is Nextel West Corp.

FOURTH: The merger is to become effective on November 30, 2015

FIFTH: The Agreement of Merger is on file at 6200 Sprint Parkway, Overland Park, Kansas 66251, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 16th day of November, A.D., 2015.

By:	/s/ Timothy P. O’Grady
Authorized Officer

Name:	Timothy P. O’Grady
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Title:	Vice President and Secretary

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANY
INTO A
DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Nextel West Corp., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is Nextel West Services, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is Nextel West Corp.

FOURTH: The merger is to become effective on January 31, 2017.

FIFTH: The Agreement of Merger is on file at 6200 Sprint Parkway, Overland Park, Kansas 66251, the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 27th day of January, A.D., 2017.

By:	/s/ Timothy P. O’Grady
Authorized Officer

Name:	Timothy P. O’Grady
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Title:	Vice President and Secretary

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
FOREIGN CORPORATION INTO
A DOMESTIC CORPORATION

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Nextel West Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Nextel of Texas, Inc., a Texas corporation.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Nextel West Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation. (If amendments are affected please set forth)

FIFTH: The authorized stock and par value of the non-Delaware corporation is 1,000,000 with $1.00 par value.

SIXTH: The merger is to become effective on May 8, 2018

SEVENTH: The Agreement of Merger is on file at 6200 Sprint Parkway, Overland Park, Kansas 66251, an office of the surviving corporation.

EIGHTH: A copy of the Agreement of Merger Will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 7th day of May, A.D., 2018.

By:	/s/ Stefan K. Schnopp
Authorized Officer

Name:	Stefan K. Schnopp
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Title:	Vice President

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Nextel West Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Nextel of California, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Nextel West Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on May 8, 2018.

SIXTH: The Agreement of Merger is on file at 6200 Sprint Parkway, Overland Park, Kansas 66251, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 7th day of May, A.D., 2018.

By:	/s/ Stefan K. Schnopp
Authorized Officer

Name:	Stefan K. Schnopp
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Title:	Vice President

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Nextel West Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is NPCR, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Nextel West Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on November 30, 2018.

SIXTH: The Agreement of Merger is on file at 6200 Sprint Parkway, Overland Park, Kansas 66251, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 6th day of November, A.D., 2018.

By:	/s/ Stefan K. Schnopp
Authorized Officer

Name:	Stefan K. Schnopp
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Title:	Vice President